Exhibit 5.1

manatt

manatt | phelps | phillips

December 27, 2016

Pingtan Marine Enterprise Ltd.

18/F Zhongshan Building A

No. 154 Hudong Road

Fuzhou 350001

China

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pingtan Marine Enterprise Ltd., a Cayman Islands exempted company (the “Company”), in connection with its filing of a registration statement on Form S-3 File No.: 333- (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale, from time to time by the Company on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), any supplements to the Prospectus (each, a “Prospectus Supplement”), and any related free-writing prospectus(es) of up to a maximum of $100,000,000 in aggregate offering proceeds of a presently indeterminate amount of the following securities of the Company (each a “Company Security” and collectively, the “Company Securities”):

●	Ordinary shares, par value $0.001 per share, of the Company (the “Ordinary Shares”);

●	Preferred shares, par value $0.001 per share, of the Company, in one or more series or classes (the “Preferred Shares”);

●	secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an indenture and any supplemental indenture (collectively, an “Indenture”) between the Company and a trustee or bank to be named (the “Trustee”);

●	warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”); and

●	units representing Ordinary Shares, Preferred Shares, Debt Securities, Warrants, or any combination(s) thereof (each a “Unit” and collectively the “Units”), which may be issued under unit agreements (each a “Unit Agreement”) by and between the Company and a bank or trust company as unit agent.

11355 West Olympic Boulevard, Los Angeles, California 90064-1614 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington, D.C.

manatt

manatt | phelps | phillips

Pingtan Marine Enterprise Ltd.

December 27, 2016

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, and (iii) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Company Securities. We have also examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of all signatories to such documents; and the accuracy, completeness and authenticity of certificates of public officials. We have also assumed (i) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded; (ii) that the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Company Securities have been delivered and filed as required by such laws; (iii) that the issuance and sale of the Company Securities will be in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iv) the due authorization, execution and delivery (other than by the Company) of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and (v) that the issuance and sale of the Company Securities by the Company and any Indenture, Warrant Agreement, or Unit Agreement will not, in each case, violate or result in a default under or breach (a) any agreement or instrument binding upon the Company, (b) any law, rule or regulation to which the Company is subject, (c) any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

manatt

manatt | phelps | phillips

Pingtan Marine Enterprise Ltd.

December 27, 2016

We have assumed with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission). We have also assumed that (i) with respect to Company Securities being issued upon conversion of any convertible Preferred Shares, the applicable convertible Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Company Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by (a) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, voidable or fraudulent transfer, preference or other similar laws affecting the enforcement of the rights and remedies of creditors, secured parties and parties to executory contracts generally; and such duties and standards as are or may be imposed on creditors, including, without limitation, good faith, materiality, reasonableness, and fair dealing under any applicable law or judicial decision; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is given herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies).

The opinions below, to the extent applicable, are subject, as to enforcement, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Our opinion herein is expressed solely with respect to the laws of the State of New York. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) the Indenture, and the applicable supplement, if any, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale and the form of Indenture have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

manatt

manatt | phelps | phillips

Pingtan Marine Enterprise Ltd.

December 27, 2016

2. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefore and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the applicable Unit Agreement has been duly authorized by the Company and the unit agent by all necessary corporate action; (ii) the applicable Unit Agreement has been duly executed and delivered by the Company and the unit agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action, including without limitation the due issuance or reservation for issuance of any Company Securities; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the applicable Unit Agreement and delivered against the requisite payment therefore and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and the Prospectus Supplement(s). In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

manatt

manatt | phelps | phillips

Pingtan Marine Enterprise Ltd.

December 27, 2016

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP